EXHIBIT 10(g)

                      [FORM OF CHANGE OF CONTROL AGREEMENT
                            FOR TIER II EXECUTIVES]

                                      Date



Executive Name
Executive Title
Company Name
Executive Address


Dear ___________:

         U S WEST, Inc. (the "Company"), on behalf of itself, its subsidiaries and shareholders, wishes to encourage your continued service and dedication in the performance of your duties, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company (as defined in Subsection I(h)). The Board of Directors of the Company (the "Board") believes that the prospect of a pending or threatened Change of Control inevitably creates distractions, personal risks and uncertainties for its executives, and that it is in the best interests of the Company and its shareholders to minimize such distractions to certain executives. The Board further believes that it is in the best interests of the Company to encourage its executives' full attention and dedication to their duties, both currently and in the event of any threatened or pending Change of Control.

         Accordingly, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued retention of certain members of the Company's management, including yourself, and the attention and dedication of management to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change of Control.

         In order to induce you (the "Executive") to remain in the employ of the Company, and in consideration of your continued service to the Company, the Company agrees that you shall receive the benefits set forth in this letter agreement (the "Agreement") in the event that your employment with the Company is terminated subsequent to a Change of Control in the circumstances described herein. For purposes of this Agreement, references to employment with the Company shall include employment with a Subsidiary of the Company (as defined in Subsection I(w)).



 I.         Definitions

         The meaning of each defined term that is used in this Agreement is set forth below.

          (a) AAA.  The American Arbitration Association.

          (b) Additional Pay. The meaning of this term is set forth in Subsection IV(b).

          (c) Agreement. The meaning of this term is set forth in the third paragraph of this Agreement.

          (d) Agreement Payments. The meaning of this term is set forth in Subsection IV(e)(i).

          (e) Beneficiaries. The meaning of this term is set forth in Subsection VI(b).

          (f) Board. The meaning of this term is set forth in the first paragraph of this Agreement.

          (g) Cause. For purposes of this Agreement, "Cause" shall mean the Executive's willfully breaching or failing to perform his employment duties. For purposes of this Subsection I(g), no act, or failure to act, on the part of the Executive shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a certificate of a resolution duly adopted by the affirmative vote of not less than seventy-five percent (75%) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive has engaged in the conduct set forth in this Subsection I(g) and specifying the particulars thereof in detail.

          (h) Change of Control. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if there is a change of control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change of Control shall be deemed to have occurred if:


                   (i) any "person" (as such term is used in Sections 13(d) a "beneficial owner" (as determined for purposes of Regulation 13D-G, as currently in effect, under the Exchange Act), directly or indirectly, of securities representing twenty percent (20%) or more of the total voting power of all of the Company's then outstanding voting securities. For purposes of this Agreement, the term "person" shall not include: (i) the Company or any of its Subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; or (iii) an underwriter temporarily holding securities pursuant to an offering of such securities;

                   (ii) during any period of two (2) consecutive calendar years, individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, but excluding for this purpose, any such threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A, as currently in effect, of the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

                  (iii) the stockholders of the Company approve a merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless following such Business Combination: (i) all or substantially all of the individuals and entities who were the "beneficial owners" (as determined for purposes of Regulation 13D-G, as currently in effect, of the Exchange Act) of the outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, securities representing more than seventy percent (70%) of the total voting power of the then outstanding voting securities of the corporation resulting from such Business Combination or the parent of such corporation (the "Resulting Corporation"); (ii) no "person" (as such term is used in Sections 13(d) and 14(d)(2), as currently in effect, of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or the Resulting Corporation, is the "beneficial owner" (as determined for purposes of Regulation 13D-G, as currently in effect, of the Exchange Act), directly or indirectly, of voting securities representing twenty percent (20%) or more of the total voting power of the then outstanding voting securities of the Resulting Corporation; and (iii) at least a majority of the members of the board of directors of the Resulting Corporation were members of the Board at the time of the execution of the initial agreement, or at the time of the action of the Board, providing for such Business Combination;

                  (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company;

                  (v) any other event that a simple majority of the Board, in its sole discretion, shall determine constitutes a Change of Control;


         (i) Code. The meaning of this term is set forth in Subsection IV(e)(i).

         (j) Company. The meaning of this term is set forth in the first paragraph of this Agreement and Subsection VI(a).

          (k) Controlled Group. For purposes of this Agreement, "Controlled Group" shall mean the Company and all of the Company's Subsidiaries.

          (l) Disability. For purposes of this Agreement, "Disability" shall mean an illness, injury or similar incapacity which 52 weeks after its commencement continues to render the Executive unable to perform the material and substantial duties of the Executive's position or any occupation or employment for which the Executive is qualified or may reasonably become qualified by training, education or experience. Any question as to the existence of a Disability upon which the Executive and the Company cannot agree shall be determined by a qualified independent physician selected by the Executive (or, if the Executive is unable to make such selection, by any adult member of the Executive's immediate family or the Executive's legal representative), and approved by the Company, such approval not to be unreasonably withheld. The determination of such physician made in writing to the Company, and to the Executive, shall be final and conclusive for all purposes of this Agreement.

          (m) Employer. For purposes of this Agreement, "Employer" shall mean the Company or the Subsidiary, as the case may be, with which the Executive has an employment relationship.

          (n) Exchange Act. This term shall have the meaning set forth in Subsection I(h).

          (o) Executive. This term shall have the meaning set forth in the third paragraph of this Agreement.

          (p) Excise Tax. This term shall have the meaning set forth in Subsection IV(e)(i).

          (q) Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence, without the Executive's express written consent, of any of the following circumstances:


                            (i) The assignment to the Executive of any duties materially inconsistent with, or any substantial diminution in, such Executive's status or responsibilities as in effect immediately prior to a Change of Control of the Company, including imposition of travel obligations which differ materially from required business travel immediately prior to the Change of Control;

                            (ii) Any material diminution in the status or responsibilities of the Executive's position from that which existed immediately prior to the Change of Control, whether by reason of the Company ceasing to be a public company under the Exchange Act, becoming a subsidiary of a successor public company, or otherwise;


                            (iii) (A) A reduction in the Executive's annual base salary as in effect immediately before the Change of Control; or (B) the failure to pay a bonus award to which the Executive is otherwise entitled under any of the short-term incentive plan in which the Executive participates, the U S WEST Executive Long-Term Incentive Plan, or any successor incentive compensation plans at the time such awards are usually paid;

                            (iv) A change in the principal place of the Executive's employment, as in effect immediately prior to the Change of Control of the Company, to a location more than thirty-five (35) miles distant from the location of such principal place at such time;


                            (v) Except as required by law, the failure by the Company to continue in effect any incentive compensation plan or stock option plan in which the Executive participates immediately prior to the Change of Control, unless an equivalent alternative compensation arrangement (embodied in an ongoing substitute or alternative plan) has been provided to the Executive, or the failure by the Company to continue the Executive's participation in any such incentive or stock option plan on substantially the same basis, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the time of the Change of Control;


                            (vi) (A) Except as required by law, the failure by the Company to continue to provide to the Executive benefits substantially equivalent, in the aggregate, to those enjoyed by the Executive under the qualified and non-qualified employee benefit and welfare plans of the Company, including, without limitation, any pension, life insurance, medical, dental, health and accident, disability, retirement or savings plans in which the Executive was eligible to participate immediately prior to the Change of Control; (B) the taking of any action by the Company which would directly or indirectly materially reduce or deprive the Executive of any other perquisite enjoyed by the Executive immediately prior to the Change of Control (including Company-paid and/or reimbursed club memberships, financial counseling fees and the like); or (C) the failure by the Company or its successor to treat the Executive under the Company's vacation policy, past practice or special agreement in the same manner and to the same extent as was in effect immediately prior to the Change of Control;

                            (vii) The failure of the Company or any successor to obtain a satisfactory written agreement from any successor to assume and agree to perform this Agreement, as contemplated in Subsection VI(a); or

                            (viii) Any purported termination of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection III(b) or, if applicable, Subsection I(g). For purposes of this Agreement, no such purported termination shall be effective except as constituting Good Reason.

The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

          (r) Gross-Up Payment. The meaning of this term is set forth in Subsection IV(e)(i).

          (s) Notice of Termination.The meaning of this term is set forth in Subsection III(b).

          (t) Other Payments. The meaning of this term is set forth in Subsection IV(e)(i).

          (u) Payments. The meaning of this term is set forth in Subsection IV(e)(i).

          (v) Retirement.For purposes of this Agreement, "Retirement" shall mean the Executive's voluntary termination of employment with the Company, other than for Good Reason, and in accordance with the Company's retirement policy generally applicable to its employees or in accordance with any prior or contemporaneous retirement arrangement established with the Executive's consent with respect to the Executive.

          (w) Subsidiary.For purposes of this Agreement, "Subsidiary"" shall mean any corporation of which more than fifty percent (50%) of the voting stock is owned directly or indirectly by the Company.

          (x)  Tax Counsel.  The   meaning  of  this  term  is  set  forth  in
Subsection  IV(e)(ii).

          (y) Termination. The meaning of this term is set forth in Subsection III(a).

          (z) Termination Date. For purposes of this Agreement, "Termination Date" shall mean:

                            (i) If the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of his duties during such thirty-day period); and

                            (ii) If the Executive's employment is terminated for Cause or Good Reason or for any reason other than death or Disability, the date specified in the Notice of Termination (which in the case of a termination for Cause shall not be less than thirty (30) days and in the case of a termination for Good Reason shall not be less than thirty
         (30) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).


 II.        Term of Agreement


          (a) General. Upon execution by the Executive, this Agreement shall commence as of ______________. This Agreement shall continue in effect through December 31, 2001; provided, however, that commencing on January 1, 2002, and every third January 1 thereafter, the term of this Agreement shall automatically be extended for three additional years unless, not later than ninety days prior to the January 1 on which this Agreement would otherwise automatically be extended, the Company shall have given notice that it does not wish to extend this Agreement; provided further, however, that if a Change of Control of the Company shall have occurred during the original or any extended term of this Agreement, this Agreement shall continue in effect for a period of thirty-six months beyond the month in which the Change of Control occurred.


          (b) Disposition of Employer. In the event the Executive is employed by a Subsidiary, the terms of this Agreement shall expire if such Subsidiary is sold or otherwise disposed of prior to a Change of Control unless the Executive continues in employment with the Controlled Group after such sale or other disposition. If the Executive's Employer is sold or disposed of following a Change of Control, this Agreement shall continue through its original term or any extended term then in effect.

          (c) Deemed Change of Control. If the Executive's employment with the Employer is terminated prior to the date on which a Change of Control occurs, and such termination was at the request of a third party who has taken steps to effect a Change of Control or was otherwise caused by the Change of Control, then for all purposes of this Agreement, a Change of Control shall be deemed to have occurred prior to such termination.

          (d) Expiration of Agreement. No termination or expiration of this Agreement shall affect any rights, obligations or liabilities of either party that shall have accrued on or prior to the date of such termination or expiration.

 III.       Termination Following Change of Control

          (a) Entitlement to Benefits If a Change of Control of the Company shall have occurred, the Executive shall be entitled to the benefits provided in
Section IV hereof upon the subsequent termination of his employment with the Company within three years after the date of the Change of Control unless such termination is (i) a result of the Executive's death or Retirement, (ii) for Cause, (iii) a result of the Executive's Disability, or (iv) by the Executive other than for Good Reason. A termination of the Executive's employment which is not as a result of the Executive's death, Retirement or Disability and (x) if by the Company, is not for Cause, or (y) if by the Executive, is for Good Reason, shall be referred to hereinafter as a "Termination."

          (b) Notice of Termination.Any purported termination of the Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section VIII. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. If the Executive's employment shall be terminated for Cause or by the Executive for other than Good Reason, the Company shall pay the Executive his full base salary through the Termination Date at the rate in effect at the time Notice of Termination is given and shall pay any amounts to be paid to the Executive pursuant to any other compensation plans, programs or employment agreements then in effect, and the Company shall have no further obligations to the Executive under this Agreement.

         If within thirty (30) days after any Notice of Termination is given, the party receiving such Notice notifies the other party that a dispute exists concerning the grounds for termination, then, notwithstanding the meaning of "Termination Date" set forth in Subsection I(z), the Termination Date shall be the date on which the dispute is finally resolved, whether by mutual written agreement of the parties or by a decision rendered pursuant to Section XI; provided that the Termination Date shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given, and continue the Executive as a participant in all benefits plans or perquisites in which the Executive was participating or which he was enjoying when the Notice of Termination giving rise to the dispute was given, until the dispute is finally resolved. Amounts paid under this Subsection III(b) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

 IV.        Compensation Upon a Termination


           In accordance with Section III, following a Change of Control of the Company, upon a Termination of the Executive's employment, the Executive shall be entitled to the following benefits, provided that the Termination occurs during the three-year period immediately following the date of the Change of
Control:

         (a) Standard Benefits. The Company shall pay the Executive, in cash, no later than the second business day following the Termination Date:

         (i) his full base salary through the Termination Date at the rate in effect on either (x) the day on which Notice of Termination is given, or (y) the day immediately preceding the date of the Change of Control, whichever is higher;

         (ii) the full annual bonus payable to Executive under any past and current year short-term incentive plan(s) or program(s) of the Company in which Executive participates following a termination of employment after a change of control, as defined in such plan(s) or program(s), calculated on the basis of the extent to which the performance factors targeted by the Human Resources Committee of the Board have been achieved (for this purpose, the Company's performance through the Termination Date shall be annualized based upon the actual number of days elapsed from the beginning of the fiscal year in which the Termination occurs through the Termination Date over a year of 360 days), which shall be deemed to be 100% unless the performance actually achieved is greater than 100%, in which case the actual performance levels shall be utilized. If a change of control has not occurred within the meaning of such plan(s) or program(s), a change of control shall be deemed to have occurred with respect to Executive for the purpose of determining the bonus payable to Executive based on a Change of Control occurring within the meaning of this Agreement; and

         (iii) the annual grant value of any long term incentive award payable to Executive under any long-term incentive plan(s) or program(s) of the Company in which Executive participates following a termination of employment after a change of control, as defined in such plan(s) or program(s). If the annual long term incentive award has not yet been specified in any given year in which termination occurs, the annual grant value will equal the immediate prior year's annual grant value. If a change of control has not occurred within the meaning of such plan(s) or program(s), a change of control shall be deemed to have occurred with respect to Executive for the purpose of determining the bonus payable to Executive based on a Change of Control occurring within the meaning of this Agreement.

           The purpose of paragraphs (ii) and (iii) are to provide the value of any past and current short term and long term incentive awards as if the Executive had completed the entire year in which termination occurred. In addition, the Company shall cause: (x) all unvested stock options held by Executive on the Termination Date immediately to vest and be fully exercisable as of the Termination Date; (y) any restrictions on all restricted stock held by Executive on the Termination Date immediately to lapse and all shares of such stock to fully vest as of the Termination Date; and (z) any accrued benefit or deferred arrangement of the Company that Executive otherwise would become entitled to if he continued employment with the Company immediately to vest as of the termination Date.

           (b) Additional Benefits. The Company shall pay to the Executive as additional pay ("Additional Pay"), the product of (i) the lesser of (x) three
(3) or (y) the difference between sixty-five (65) and the Executive's age as of the date of the Notice of Termination (calculated to the nearest twelfth of a year), multiplied by (ii) the sum of (x) the Executive's annual base salary rate in effect immediately prior to the Termination Date and (y) the Executive's annual bonus amount under the short-term incentive plan in which the Executive participates, such bonus amount to be calculated on the basis of the extent to which the performance factors targeted by the Human Resources Committee of the Board have been achieved (for this purpose, the Company's performance through the Termination Date shall be annualized based upon the actual number of days elapsed from the beginning of the fiscal year in which the Termination occurs through the Termination Date over a year of 360 days), which shall be deemed to be 100% unless the performance actually achieved is greater than 100%, in which case the actual performance levels shall be utilized. The Company shall pay to the Executive the Additional Pay in a lump sum, in cash, not later than the fifteenth day following the Termination Date.

          (a) Retirement Plan Benefits. If not already vested, the Executive shall be deemed fully vested in all Company retirement plans and/or other written agreements relating to pay upon retirement in which the Executive was a participant, party or beneficiary immediately preceding a Change of Control, and any additional plans and/or agreements in which such Executive became a participant, party or beneficiary thereafter. In addition to the foregoing, for purposes of determining the amounts to be paid to the Executive under such plans and/or agreements, the years of service with the Company and the age of the Executive under all such plans and agreements shall be deemed increased by the lesser of thirty-six (36) months or such shorter period of time as would render the Executive sixty-five (65) years of age. For purposes of this Subsection IV(c), "plans" include, without limitation, the Company's qualified pension plan, non-qualified and mid-career retirement plans, and "agreements" encompass the terms of any offer letters leading to the Executive's employment with the Company where the Executive was a signatory thereto and any written amendments to the foregoing. In the event that the terms of the plans referenced in this Subsection IV(c) do not for any reason (e.g., if plan amendments would cause disqualification of qualified plans) coincide with the provisions of this Subsection IV(c), the Executive shall be entitled to receive from the Company under the terms of this Agreement an amount equivalent to all amounts he would have received had all such plans continued in existence as in effect on the date of this Agreement after being amended to coincide with the terms of this Subsection IV(c).

          (b) Health Benefits. Following the Termination Date, the Company shall continue to provide health, vision and dental benefits to the Executive and the Executive's eligible dependents on terms substantially equivalent to those on which the Company provides such benefits to retired employees who were service pension-eligible at the time of the Change of Control and whose retirement date most closely approximates the date of the Change of Control. The eligibility of the Executive's dependents shall be determined by the terms of the health, vision and dental benefit plans in effect prior to the Change of Control.

          (c)          Gross-Up Payments.

                            (i) In the event that any payment or the value of any benefit received or to be received by the Executive in connection with the Executive's Termination or contingent upon a Change of Control of the Company (whether received or to be received pursuant to the terms of this Agreement (the "Agreement Payments") or of any other plan, arrangement or agreement of the Company, its successors, any person whose actions result in a Change of Control of the Company or any person affiliated with any of them (or which, as a result of the completion of the transactions causing a Change of Control, will become affiliated with any of them) ("Other Payments" and, together with the Agreement Payments, the "Payments")) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any comparable federal, state or local excise tax (such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), as determined as provided below, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of the Excise Tax on Agreement Payments and Other Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this Subsection IV(e)(i), and any interest, penalties or additions to tax payable by the Executive with respect thereto shall be equal to the total present value of the Agreement Payments and Other Payments at the time such Payments are to be made. The intent of the parties is that the Company shall be solely responsible for and shall pay, any Excise Tax on any Payments and Gross-Up Payment and any income and employment taxes (including, without limitation, penalties and interest) imposed on any Gross-Up Payments as well as any loss of deduction caused by the Gross-Up Payment.

                            (ii) All  determinations  required  to be made under
         this Subsection IV(e), including, without limitation, whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, shall be made by tax counsel selected by the Company and reasonably acceptable to the Executive ("Tax Counsel"). The Company shall cause the Tax Counsel to provide detailed supporting calculations to the Company and the Executive within fifteen (15) business days after notice is given by the Executive to the Company that any or all of the Payments have occurred, or such earlier time as is requested by the Company. Within two (2) business days after such notice is given to the Company, the Company shall instruct the Tax Counsel to timely provide the data required by this Subsection IV(e) to the Executive. All fees and expenses of the Tax Counsel shall be paid solely by the Company. Any Excise Tax as determined pursuant to this Subsection IV(e) shall be paid by the Company to the Internal Revenue Service and/or other appropriate taxing authority on the Executive's behalf within five (5) days after receipt of the Tax Counsel's determination. If the Tax Counsel determines that there is substantial authority (within the meaning of Section 6662 of the Code) that no Excise Tax is payable by the Executive, the Tax Counsel shall furnish the Executive with a written opinion that failure to disclose or report the Excise Tax on the Executive's federal income tax return will not constitute a substantial understatement of tax or be reasonably likely to result in the imposition of a negligence or similar penalty. Any determination by the Tax Counsel shall be binding upon the Company and the Executive in the absence of material mathematical or legal error. As a result of the uncertainty in the application of Section 4999 of the Code at the time the initial determination by the Tax Counsel hereunder, it is possible that Gross-Up Payments will not have been made by the Corporation that should have been made or that Gross-Up Payments have been made that should not have been made, in each case, consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies pursuant to Subsection IV(e)(iii) below and the Executive is thereafter required to make a payment of any Excise Tax, the Tax Counsel shall determine the amount of underpayment of Excise Taxes that has occurred and any such underpayment shall be promptly paid by the Company to the Internal Revenue Service or other appropriate taxing authority on the Executive's behalf or, if such underpayment has been previously paid by the Executive, to the Executive. In the event that the Tax Counsel determines that an overpayment of Gross-Up Payments has occurred, any such overpayment shall be treated for all purposes as a loan to the Executive with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code, due and payable within ninety (90) days after written demand to the Executive by the Company; provided, however, that the Executive shall have no duty or obligation whatsoever to repay such loan unless the Executive's receipt of the overpayment, or any portion thereof, is includible in the Executive's income and the Executive's repayment of the same is not deductible by the Executive for federal and state income tax purposes.

                            (iii) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service or state or local taxing authority, that, if successful, would result in any Excise Tax or an underpayment of Gross-Up Payments. Such notice shall be given as soon as practicable but no later than fifteen (15) business days after the Executive is informed in writing of the claim and shall inform the Company of the nature of the claim, the administrative or judicial appeal period, and the date on which any payment of the claim must be paid. The Executive shall not pay any portion of the claim prior to the expiration of the thirty (30) day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any amount under the claim is due). If the Company notifies the Executive in writing prior to the expiration of such thirty (30) day period that it desires to contest the claim, the Executive shall:

                                 (A) give the Company any information reasonably
                  requested by the Company relating to the claim;

                                 (B) take such action in connection with contesting the claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation concerning the claim by an attorney selected by the Company who is reasonably acceptable to the Executive; and


                                 (C) cooperate with the Company in good faith in
                  order to effectively contest the claim;

                   provided,  however,  that  the  Company  shall  bear  and pay directly all costs and expenses (including, without limitation, additional interest and penalties and attorneys' fees) incurred in such contests and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including, without limitation, interest and penalties thereon) imposed as a result of such representation. Without limitation upon the foregoing provisions of this Subsection IV(e)(iii), except as provided below, the Company shall control all proceedings concerning such contest and, in its sole opinion, may pursue or forego any and all administrative appeal, proceedings, hearings and conferences with the taxing authority pertaining to the claim. At the written request of the Company and upon payment to the Executive of an amount at least equal to the claim plus any additional amount necessary to obtain the jurisdiction of the appropriate tribunal and/or court, the Executive shall pay the same and sue for a refund. The Executive agrees to prosecute any contest of a claim to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company requests the Executive to pay the claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless on an after-tax basis, from any Excise Tax or income tax (including, without limitation, interest and penalties thereon) imposed on such advance or for any imputed income on such advance. Any extension of the statute of limitations relating to assessment of any Excise Tax for the taxable year of the Executive which is the subject of the claim is to be limited solely to the claim. Furthermore, the Company's control of the contest shall be limited to issues for which a Gross-Up Payment would be payable hereunder. The Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                            (iv) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Subsection IV(e)(iii) above, the Executive receives any refund of a claim and/or any additional amount that was necessary to obtain jurisdiction, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Subsection IV(e)(iii) above, a determination is made that the Executive shall not be entitled to any refund of the claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund of a claim prior to the expiration of thirty (30) days after such determination, then the portion of such advance attributable to a claim shall be forgiven and shall not be required to be repaid. The amount of such advance attributable to a claim shall offset, to the extent thereof, the amount of the underpayment required to be paid by the Company to the Executive.

                            (v) If, after the advance by the Company of an additional amount necessary to obtain jurisdiction, there is a final determination made by the taxing authority that the Executive is not entitled to any refund of such amount, or any portion thereof, then such nonrefundable amount shall be repaid to the Company by the Executive within thirty (30) days after the Executive receives notice of such final determination. A final determination shall occur when the period to contest or otherwise appeal any decision by an administrative tribunal or court of initial jurisdiction has been waived or the time for contesting or appealing the same has expired.


          (f) Legal Fees and Expenses. The Company shall pay to the Executive all reasonable legal fees and expenses as and when incurred by the Executive in connection with this Agreement, including all such fees and expenses, if any, incurred in contesting or disputing any Termination or in seeking to obtain or enforce any right or benefit provided by this Agreement, regardless of the outcome, unless, in the case of a legal action brought by or in the name of the Executive, a decision is rendered pursuant to Section X that such action was not brought by the Executive in good faith.

          (g) No Mitigation.The Executive shall not be required to mitigate the amount of any payment provided for in this Section IV by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section IV be reduced by any compensation earned by the Executive as the result of employment by another employer or by retirement or other benefits received after the Termination Date or otherwise, except as specifically provided in this Section IV. The Company's obligation to make payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or Employer may have against the Executive or other parties.

 V.  Death and Disability Benefits

         In the event of the death or Disability of the Executive after a Change of Control of the Company, the Executive, or in the case of death, the Executive's beneficiaries, shall receive the benefits to which they are entitled under the retirement plans, disability policies and other applicable plans of the Company.

 VI. Successors: Binding Agreement

          (a) Obligations of Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company is required to perform it. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive had terminated employment for Good Reason following a Change of Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date. As used in this Agreement, the "Company" shall mean the Company as hereinabove defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (b) Enforceable by Beneficiaries. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees (the "Beneficiaries"). In the event of the death of the Executive while any amount would still be payable hereunder if such death had not occurred, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's Beneficiaries.

          (c) Employment. Except in the event of a Change of Control and, thereafter, only as specifically set forth in this Agreement, nothing in this Agreement shall be construed to (i) limit in any way the right of the Company or a Subsidiary to terminate the Executive's employment at any time for any reason or for no reason; or (ii) be evidence of any agreement or understanding, expressed or implied, that the Company or a Subsidiary will employ the Executive in any particular position, on any particular terms or at any particular rate of remuneration.

 VII.   Confidential Information


         The Executive shall hold in fiduciary capacity for the benefit of the Company or its subsidiaries all secret or confidential information, knowledge or data relating to the Company, the Subsidiaries and their respective businesses, which shall have been obtained during the Executive's employment by the Employer and which shall not be public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company or its subsidiaries or any Employer within the Controlled Group, the Executive shall not, without prior written consent of the Company or its subsidiaries or the Employer, communicate or divulge any such information, knowledge or data to anyone other than the Company, the Employer, or its subsidiaries or those designated by them. In no event shall an asserted violation of this Section VII constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

 VIII.   Notice

         All notices and communications hereunder shall be in writing and shall be given by hand delivery to the other party, by registered or certified mail, return receipt requested, postage prepaid, or by overnight mail, addressed as follows:

If to the Executive:

           Executive Name
           Company Name
           Executive Address

If to the Company:

           U S WEST, Inc.
           1801 California, Suite 5200
           Denver, Colorado 80202
           Attn:  Vice President - Law and Human Resources

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

 IX.   Miscellaneous

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company's Chief Executive Officer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any conditions or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware. All references to sections of the Code or the Exchange Act shall be deemed also to refer to any successor provisions of such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Sections IV and V shall survive the expiration of the term of this Agreement.

 X.  Validity

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

 XI.  Arbitration

           The Executive may agree in writing with the Company (in which case this Article XI shall have effect but not otherwise) that any dispute that may arise directly or indirectly in connection with this Agreement, the Executive's employment or the termination of the Executive's employment, whether arising in contract, statute, tort, fraud, misrepresentation, discrimination, common law or other legal theory, shall be resolved by arbitration in Denver, Colorado, under the rules of the American Arbitration Association (the "AAA"). The only legal claims between the Executive and the Company or any Subsidiary that would not be included in this agreement to arbitration are claims by the Executive for workers' compensation or unemployment compensation benefits, claims for benefits under a Company or Subsidiary benefit plan if the plan does not provide for arbitration of such disputes, and claims by the Executive that seek judicial relief in the form of specific performance of the right to be paid until the Termination Date during the pendency of any applicable dispute or controversy. If this Article XI is in effect, any claim with respect to this Agreement, the Executive's employment or the termination of the Executive's employment must be established by a preponderance of the evidence submitted to an impartial arbitrator. A single arbitrator engaged in the practice of law shall conduct any arbitration under the applicable rules and procedures of the AAA. The arbitrator shall have the authority to order a pre-hearing exchange of information by the parties including, without limitation, production of requested documents, and examination by deposition of parties and their authorized agents. If this
Article XI is in effect, the decision of the arbitrator: (i) shall be final and binding; (ii) shall be rendered within ninety (90) days after the impanelment of the arbitrator; and (iii) shall be kept confidential by the parties to such arbitration. The arbitration award may be enforced in any court of competent jurisdiction. The Federal Arbitration Act, 9 U.S.C. 1-15, not state law, shall govern the arbitrability of all claims. Executive acknowledges that this Article XI shall be applicable only in the event of a change of control and does not otherwise supercede or modify and other agreement to arbitrate disputes in effect between Executive and the Company.









         If this letter sets forth our agreement on the subject matter hereof, kindly sign both originals of this letter and return to the Vice President - Law and Corporate Human Resources one of the fully executed originals of this letter which will then constitute our agreement on this subject.


Sincerely,


U S WEST, Inc.





By:        ______________________________
           [Name of President & CEO]
           President and Chief Executive Officer
           U S WEST, Inc.






-------------------------------------
[Name of Employee]